CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment No. 29 to AmeriPrime Fund's Registration Statement on Form N1-A.


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McCurdy & Associates CPA's, Inc.
Westlake, Ohio 44145
September 2, 1999